UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 8, 2012

Date of Report (date of earliest event reported)

PCTEL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27115	77-0364943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

471 Brighton Drive

Bloomingdale, Illinois 60108

(Address of Principal Executive Offices, including Zip Code)

(630) 372-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Officer Base Salary

On March 8, 2012, the Board of Directors (the “Board”) of PCTEL, Inc., (the “company” or “PCTEL”), upon the recommendation of the Compensation Committee of the Board, approved the base salary of the Chief Executive Officer of the company. In addition, the Compensation Committee approved the base salaries of the other named executive officers of the company. The annual base salary for each of the named executive officers will remain at their 2011 levels as shown in the table below.

Officer Name	Title	Base Salary Effective April 1, 2012 (same as 2011)
Martin H. Singer	Chairman of the Board & Chief Executive Officer	$470,000
John W. Schoen	Chief Financial Officer	$260,000
Jeffrey A. Miller	Senior Vice President, Sales & Marketing	$270,000
Anthony Kobrinetz	Vice President, Technology & Operations	$240,000
Varda A. Goldman	Vice President, General Counsel	$200,000

Adoption of 2012 Short Term Incentive Plan

On March 8, 2012, the Board, upon the recommendation of the Compensation Committee, adopted and approved the company’s Short Term Incentive Plan for 2012 (the “2012 STIP”). The 2012 STIP is designed to provide compensation incentives for the Chief Executive Officer, the other named executive officers and certain other employees of PCTEL based on the achievement of certain annual corporate-level goals for 2012.

The material terms of the 2012 STIP include the following:

•	All incentives to be paid to participants under the 2012 STIP will be paid in cash.

•	The performance criteria under the 2012 STIP are comprised of corporate-level goals for each participant.

•

Goals are defined in terms of revenue and non-GAAP earnings per share growth over 2011. Achievement of the goals is determined on a sliding scale between 0% and 100%. The revenue growth goal is calculated on growth from 0% to 21.1% over 2011 revenue, where 0% growth corresponds to 0% achievement and 21.1% growth corresponds to 100% achievement. Non-GAAP earnings per share growth is calculated from 0% to 73% over 2011, where 0% growth corresponds to 0% achievement and 73% growth corresponds to 100% achievement. Non-GAAP earnings per share profit excludes stock-based compensation, amortization and impairment of intangible assets and goodwill related to the company’s acquisitions, restructuring costs, gain or loss on sale or disposal of assets, and non-cash income tax expense. Scores for goals are aggregated and averaged on a weighted basis in determining the amount of a particular award. The relevant weights of the revenue growth and non-GAAP earnings per share growth goals are 40% and 60% respectively.

•

Each participant in the 2012 STIP is eligible to be awarded a maximum incentive expressed as a percentage of that participant’s annual salary. This percentage is generally higher for the named executive officers and certain key employees of the company.

•	It is expected that the determination of achievement under the 2012 STIP will be made by the Compensation Committee during the first quarter of 2013.

Additional information relating to the terms of the 2012 STIP applicable to the Chief Executive Officer and other named executive officers of the company is summarized in the following table:

Name and Title	Maximum Incentive As a Percentage of 2012 Annual Salary
Martin H. Singer	105%
Chairman of the Board and Chief Executive Officer
John W. Schoen	85%
Chief Financial Officer
Jeffrey A. Miller	100%
Senior Vice President, Sales & Marketing
Anthony Kobrinetz	85%
Vice President, Technology & Operations
Varda A. Goldman	65%
Vice President & General Counsel

Adoption of 2012 Long-Term Retention Plan

On March 8, 2012, the Board, upon the recommendation of the Compensation Committee, also approved the company’s Long-Term Retention Plan for 2012 which is designed as a performance-earned and service-vesting plan. The grants to the named executive officers of the company are summarized in the table below.

Name and Title	Minimum # of Shares	Target # of Shares	Maximum # of Shares
Martin H. Singer	0	20,000	30,000
Chairman of the Board & Chief Executive Officer
John W. Schoen	0	10,000	15,000
Chief Financial Officer
Jeffrey A. Miller	0	20,000	30,000
Senior Vice President, Sales & Marketing
Anthony Kobrinetz	0	17,250	25,875
Vice President, Technology & Operations
Varda A. Goldman	0	7,000	10,500
Vice President, General Counsel

In order to receive restricted shares under the Long-Term Retention Plan, the Company must achieve a minimum level of revenue growth in 2012 above 2011 revenue and each participant must remain an employee on the relevant vesting dates. The range of restricted shares to be awarded, based on the company’s 2012 revenue growth, is summarized in the above table, provided, however, that the minimum revenue growth required in order to earn an award is approximately nine percent (9%). The actual number of shares awarded will be determined after the one year performance period. The number of shares awarded will range from 0% to 150%* of the target number of shares reflected in the above table based on actual 2012 revenue growth. The restricted shares, if earned, vest ratably over four years, including the performance period of one year; provided, however, that in the case of Mr. Singer, the shares cliff vest after two years of continued service as Chief Executive Officer, including the performance period of one year; and provided further that the restricted shares will cliff vest earlier if Mr. Singer retains his role as Chairman of the Board but ceases to serve as Chief Executive Officer.

The restricted stock granted under the 2012 STIP and the Long Term Retention Plan is issued under the company’s 1997 Stock Plan, as amended on June 15, 2010. The 1997 Stock Plan permits the incentive awards paid under these Plans to qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code.

*	Performance attainment between parameters will be pro-rated

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2012

PCTEL, INC.

By:	/s/ John W. Schoen
John W. Schoen, Chief Financial Officer